Exhibit 10.2
AMENDMENT NO. 1 TO
THE TIMKEN COMPANY SEVERANCE AGREEMENT
          This Amendment No. 1 is effective as of August 3, 2009, by and between The Timken Company, an Ohio corporation (the “Company”), and                      (“Employee”) and hereby amends the Severance Agreement dated                      by and between the Company and Employee (the “Agreement”).
Words and phrases used herein with initial capital letters that are defined in the Agreement are used herein as so defined.
I.
          Section 1 of the Agreement is hereby amended by inserting a new subsection 1.16a as follows:
“1.16a Sale Termination: The term “Sale Termination” shall mean a Termination of Employment with the Company or a Subsidiary of the Company in connection with:
     (a) a sale by the Company or a Subsidiary of the Company of a plant or other facility or property or assets; or
     (b) a sale of the ownership of the Company or a Subsidiary of the Company, when the acquiror in such sale described in subsection (a) or (b) or its affiliate makes an offer of employment to the Employee in connection with such sale. Notwithstanding the foregoing, a Termination of Employment shall not be a Sale Termination if such Termination of Employment occurs during the Limited Period or during the 90 days prior to a Change in Control under the circumstances described in Section 4.1(a).”
II.
          Section 4.1(b) of the Agreement is hereby amended in its entirety to read as follows:
“(b) If the Employee experiences a Termination of Employment because the Company has terminated the Employee’s employment, the Company shall pay as severance compensation to the Employee a lump sum cash payment in the amount of the Severance Amount unless the Termination of Employment occurs:
     (i) during the Limited Period, or
     (ii) pursuant to a Company Termination Event, or

     (iii) for reasons of (A) criminal activity or (B) willful misconduct or gross negligence in the performance of the Employee’s duties, or
     (iv) pursuant to a Sale Termination.”
III.
          The second sentence of Section 4.2 of the Agreement is hereby amended by deleting the phrase “If the Employee experiences a Termination of Employment because his employment is terminated by the Company other than for Cause,” and replacing it with the phrase “If the Employee experiences a Termination of Employment because his employment is terminated by the Company other than for Cause and other than pursuant to a Sale Termination,”.
IV.
          The first sentence of Section 4.6(b) of the Agreement is hereby amended by deleting the phrase “If the Company terminates the Employee’s employment other than during the Limited Period and other than (i) pursuant to a Company Termination Event or (ii) for reasons of (A) criminal activity or (B) willful misconduct or gross negligence in the performance of the Employee’s duties,” and replacing it with the phrase “If the Company terminates the Employee’s employment other than during the Limited Period and other than (i) pursuant to a Company Termination Event; (ii) for reasons of (A) criminal activity or (B) willful misconduct or gross negligence in the performance of the Employee’s duties; or (iii) pursuant to a Sale Termination,”.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Agreement on this 31st day of August, 2009.

By:
[Employee]

THE TIMKEN COMPANY

William R. Burkhart
Senior Vice President & General Counsel